                                                                   EXHIBIT 99.12

                           GARDNER, CARTON & DOUGLAS
                            321 North Clark Street
                                  Suite 3400
                            Chicago, Illinois 60610

                                 July 13, 2000


Prudential Balanced Fund             The Prudential Investment Portfolios, Inc.
Gateway Center Three                 Prudential Active Balanced Fund
100 Mulberry Street                  Gateway Center Three
Newark, New Jersey  07102-4077       100 Mulberry Street
                                     Newark, New Jersey  07102-4077

     Re: Reorganization of Prudential Balanced Fund and The Prudential Investment Portfolios, Inc. (Prudential Active Balanced Fund)
          -------------------------------------------------------------

Ladies and Gentlemen:

     We are outside counsel to Prudential Balanced Fund ("Balanced Fund"), a Massachusetts business trust, and The Prudential Investment Portfolios, Inc., a Maryland corporation, of which Prudential Active Balanced Fund ("Active Balanced Fund") is a series. An Agreement and Plan of Reorganization (the "Agreement") has been approved by the Boards of each fund pursuant to which Balanced Fund will transfer to Active Balanced Fund all or substantially all of the assets of Balanced Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Active Balanced Fund and the assumption by Active Balanced Fund of the liabilities, if any, of Balanced Fund whether or not incurred in the ordinary course of business. Balanced Fund will then distribute the Class A, Class B, Class C, and Class Z shares of Active Balanced Fund acquired in the exchange to the respective Balanced Fund Class A, Class B, Class C, and Class Z shareholders, and Balanced Fund will liquidate by terminating pursuant to the Agreement (the "Reorganization").

     You have requested our opinion as to certain federal income tax consequences of the Reorganization. The opinion that follows is based on the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), judicial decisions, administrative rulings and regulations, and such other sources of legal authority as we deemed necessary to consult in rendering this opinion. The opinion is also based on (i) factual representations, including those set forth on Exhibits A and B hereto, (ii) the representations made by the parties in the Agreement, and (iii) our understanding that the Reorganization will take place substantially as set out in the Agreement and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in the Registration Statement on Form N-14 to be filed by The Prudential Investment Portfolios, Inc. with the Securities and Exchange Commission on or about July 17, 2000 in connection with the

Prudential Balanced Fund
The Prudential Investment Portfolios, Inc.
July 13, 2000
Page 2

meeting of shareholders of Balanced Fund currently scheduled to be held on September 21, 2000.

                          SUMMARY OF THE TRANSACTION
                          --------------------------

     In the Reorganization, Balanced Fund will transfer all or substantially all of its assets and liabilities to Active Balanced Fund in exchange for an equal value of Class A, Class B, Class C, and Class Z shares of Active Balanced Fund. Balanced Fund will then distribute as a liquidating distribution to its shareholders all of such Class A, Class B, Class C, and Class Z shares of Active Balanced Fund in exchange for and in cancellation of each respective outstanding Class A, Class B, Class C, and Class Z share of Balanced Fund, and Balanced Fund will liquidate by terminating pursuant to the Agreement.

                               BUSINESS PURPOSE
                               ----------------

     Our opinion is based in part upon our understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Balanced Fund and Active Balanced Fund as is represented on Exhibits A and B hereto. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                REPRESENTATIONS
                                ---------------

     In rendering our opinion, we are, with your permission, assuming that the transaction will occur substantially as described in the Agreement and the Proxy Statement. We are also relying upon the additional representations which have been certified to us by Balanced Fund and Active Balanced Fund, as set forth on Exhibits A and B hereto.

                                    OPINION
                                    -------

     Based upon the foregoing, the representations contained in Exhibits A and B hereto, and our review of the relevant legal authorities, it is our opinion that:

     1. The acquisition by Active Balanced Fund of substantially all of the assets of Balanced Fund in exchange solely for voting shares of Active Balanced Fund and the assumption by Active Balanced Fund of Balanced Fund's liabilities, if any, followed by the distribution of Active Balanced Fund's voting shares by Balanced Fund pro rata to its shareholders, as a liquidating distribution, and the liquidation of Balanced Fund pursuant to the Agreement and constructively in exchange for the shareholders' Balanced Fund shares, will constitute a reorganization within the meaning of Section 368(a)(1)(D) of the Code, and Balanced Fund and Active Balanced Fund each will be "a party to a reorganization" within the meaning of section 368(b) of the Code.

Prudential Balanced Fund
The Prudential Investment Portfolios, Inc.
July 13, 2000
Page 3

     2. Balanced Fund's shareholders will recognize no gain or loss upon the receipt of Class A, Class B, Class C, and Class Z shares of Active Balanced Fund solely in exchange for and in cancellation of Balanced Fund shares of beneficial interest, as described above and in the Agreement. IRC (S) 354(a)(1).

     3. No gain or loss will be recognized by Balanced Fund upon the transfer of substantially all of its assets to Active Balanced Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Active Balanced Fund and the assumption by Active Balanced Fund of Balanced Fund's liabilities, if any. IRC (S)(S) 361(a) and 357(a). In addition, no gain or loss will be recognized by Balanced Fund on the distribution of such shares to the Balanced Fund shareholders in liquidation of Balanced Fund. IRC (S) 361(c)(1).

     4. No gain or loss will be recognized by Active Balanced Fund upon the acquisition of Balanced Fund's assets in exchange solely for Class A, Class B, Class C, and Class Z shares of Active Balanced Fund and the assumption of Balanced Fund's liabilities, if any. IRC (S) 1032(a).

     5. Active Balanced Fund's basis in the assets acquired from Balanced Fund will be the same as the basis of such assets in the hands of Balanced Fund immediately before the Reorganization, and the holding period of such assets acquired by Active Balanced Fund will include the holding period thereof when held by Balanced Fund immediately before the Reorganization. IRC (S)(S) 362(b) and 1223(2).

     6. Balanced Fund shareholders' basis in the Class A, Class B, Class C, and Class Z shares of Active Balanced Fund to be received by them pursuant to the Reorganization will be the same as their respective basis in the Class A, Class B, Class C, and Class Z shares of Balanced Fund to be constructively surrendered in exchange therefor. IRC (S) 358(a)(1).

     7. The holding period of Active Balanced Fund shares to be received by Balanced Fund shareholders will include the period during which Balanced Fund shares to be constructively surrendered in exchange therefor were held, provided such Balanced Fund shares were held as capital assets by those shareholders on the date of the Reorganization. IRC (S) 1223(1).

Prudential Balanced Fund
The Prudential Investment Portfolios, Inc.
July 13, 2000
Page 4


     You should be aware that this opinion is not binding on the Internal Revenue Service or the courts and that no ruling of the Internal Revenue Service has been requested. No opinion is expressed concerning the state, local or foreign tax consequences of the Reorganization.

     This opinion is being delivered to you pursuant to paragraph 8.6 of the Agreement.

     We hereby give you our consent to your inclusion of this opinion as an exhibit to the Registration Statement on Form N-14 filed by The Prudential Investment Portfolios, Inc. with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,
                                        /s/ Gardner, Carton & Douglas

                                                                      EXHIBIT A

                           PRUDENTIAL BALANCED FUND



                                 July 13, 2000



Gardner, Carton & Douglas
321 North Clark Street
Chicago, Illinois  60610

     Re: Reorganization of Prudential Balanced Fund and The Prudential Investment Portfolios, Inc. (Prudential Active Balanced Fund)
          -------------------------------------------------------------


Ladies and Gentlemen:

     An Agreement and Plan of Reorganization (the "Plan") has been proposed pursuant to which Prudential Balanced Fund ("Balanced Fund") will transfer to Prudential Active Balanced Fund ("Active Balanced Fund"), a series of The Prudential Investment Portfolios, Inc., all or substantially all of the assets of Balanced Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Active Balanced Fund and the assumption by Active Balanced Fund of the liabilities, if any, of Balanced Fund whether or not incurred in the ordinary course of business. Within thirty (30) days of such exchange, the Class A, Class B, Class C, and Class Z shares of Active Balanced Fund so received will be distributed to the respective Balanced Fund Class A, Class B, Class C, and Class Z shareholders in liquidation of Balanced Fund, and Balanced Fund will be dissolved (the "Reorganization"). We have asked you to render an opinion regarding certain federal income tax consequences of the Reorganization. You have advised us that your opinion depends in part on particular facts relating to those parties involved. The purpose of this letter is to set forth relevant facts to facilitate your rendering an opinion. We understand that your opinion will be dependent on the facts presented in this letter as well as on your understanding that the Reorganization will take place substantially as set out in the Plan and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in the Registration Statement on Form N-14 filed by Active Balanced Fund with the Securities and Exchange Commission. We further understand that any inaccuracy or change in the following prior to the closing may change your opinion on the federal income tax consequences of the Reorganization and that our reliance on your opinion is therefore predicated on the accuracy of the following statements of fact. We undertake to inform you of any change in circumstances which would cause any of the following statements to be inaccurate as of the date of closing.

Gardner, Carton & Douglas
July 13, 2000
Page 2


We understand that you have not attempted, and we have not asked you to attempt, to verify any of the following representations through independent investigation.

                          SUMMARY OF THE TRANSACTION
                          --------------------------

     In the Reorganization, Balanced Fund will transfer all or substantially all of its assets and liabilities to Active Balanced Fund in exchange for Class A, Class B, Class C, and Class Z shares of Active Balanced Fund. Balanced Fund will then distribute to its shareholders as a liquidating distribution all of such Class A, Class B, Class C, and Class Z shares of Active Balanced Fund in exchange for and in cancellation of each respective outstanding Class A, Class B, Class C, and Class Z share of Balanced Fund and Balanced Fund will liquidate pursuant to the Plan.

                               BUSINESS PURPOSE
                               ----------------

     Your opinion is based in part upon your understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Balanced Fund and Active Balanced Fund as is represented below. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                REPRESENTATIONS
                                ---------------

     The undersigned on behalf of Balanced Fund hereby certifies as follows:

     1. The primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Balanced Fund and Active Balanced Fund. The funds have similar investment objectives, policies, and class structures, and the combination would result in increased economies of scale.

     2. The fair market value of the Class A, Class B, Class C, and Class Z shares of Active Balanced Fund received by each Balanced Fund shareholder will be approximately equal to the fair market value of the respective Class A, Class B, Class C, and Class Z shares of Balanced Fund surrendered in exchange therefor.

     3. No cash or property, other than the Class A, Class B, Class C, and Class Z shares of Active Balanced Fund, will be transferred to Balanced Fund or distributed to Balanced Fund shareholders pursuant to the Reorganization.

     4. Active Balanced Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Balanced Fund immediately prior to the Reorganization, including, but not limited to, the historic business assets described in paragraph 9 below. For purposes of this representation, amounts used by Balanced Fund to pay its Reorganization expenses, amounts paid by Balanced Fund to shareholders who receive cash or other property, and all redemptions and distributions (except for redemptions and distributions occurring in the ordinary course of Balanced Fund's business as an open-end investment company pursuant to section 22(e) of the Investment Company Act of

Gardner, Carton & Douglas
July 13, 2000
Page 3

1940 (the "Act")) made by Balanced Fund immediately preceding the transfer will be included as assets of Balanced Fund held immediately prior to the Reorganization. There will be no payments to dissenters, as shareholders may redeem their shares at any time.

     5. To the best of Balanced Fund's knowledge, there is no plan or intention by Active Balanced Fund or any person related to Active Balanced Fund (as defined in section 1.368-1(e)(3) of the Income Tax Regulations/1/ (the "Regulations")) to acquire or redeem any Class A, Class B, Class C, or Class Z shares of Active Balanced Fund issued in the Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Active Balanced Fund's business as an open-end investment company as required by section 22(e) of the Act.

     6. During the five-year period ending on the date of the Reorganization, neither Balanced Fund nor any person related to Balanced Fund (as defined in section 1.368-1(e)(3) of the Regulations without regard to section 1.368-1(e)(3)(i)(A) of the Regulations/2/) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Balanced Fund with consideration other than Class A, Class B, Class C, or Class Z shares of Active Balanced Fund or Balanced Fund, except for stock redeemed in the ordinary course of Balanced Fund's business as an open-end investment company as required by section 22(e) of the Act, or (ii) made distributions with respect to Balanced Fund stock, except for (a) distributions described in sections 852 and 4982 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) additional distributions (including distributions in liquidation of a shareholder's interest), to the extent such distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Balanced Fund on the effective date of the Reorganization.


     7. To the best of Balanced Fund's knowledge, prior to or in the transaction, neither Active Balanced Fund nor any person related to Active Balanced Fund (as defined in section 1.368-1(e)(3) of the Regulations and summarized in the footnote to paragraph 5 above) will have acquired directly or indirectly or through any transaction, agreement, or arrangement with any

-------------------
1
 In general, under section 1.368-1(e)(3) of the Regulations, a corporation is related to Active Balanced Fund if (i) it is a member of the same affiliated group as Active Balanced Fund or (ii) (a) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Active Balanced Fund and (b) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties. In general, an affiliated group is a chain of corporations connected through stock ownership with a common parent corporation where (i) the common parent directly owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the corporations, and (ii) one or more of the corporations (other than the common parent corporation) owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the other corporations.

2
 For purposes of this representation, a corporation is related to Balanced Fund if (i) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Active Balanced Fund and (ii) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties.

Gardner,Carton & Douglas
July 13, 2000
Page 4

other person, any Class A, Class B, Class C, or Class Z shares of Balanced Fund with consideration other than Class A, Class B, Class C, or Class Z shares of Active Balanced Fund.

     8. In accordance with and pursuant to the Plan, Balanced Fund will distribute the shares it receives in the Reorganization to its shareholders as soon as practicable after the closing date, and in any event within 30 days thereafter. As soon as practicable after the closing date, and in any event within 12 months thereafter, Balanced Fund will be liquidated for federal income tax purposes. Balanced Fund will have no assets to distribute other than the shares of Active Balanced Fund received in the Reorganization.

     9. In conjunction with the transfer of substantially all of its assets to Active Balanced Fund, Balanced Fund will transfer at least 33 1/3% of its historic business assets (such transferred historic business assets to be other than liquidity positions) to Active Balanced Fund at the closing date of the Reorganization. Historic business assets are those assets of Balanced Fund acquired by it in the ordinary course of its business and not in contemplation of or as part of the plan of the Reorganization.

     10. Persons who were shareholders of Balanced Fund immediately before the closing date of the Reorganization will own, immediately after the closing date of the Reorganization, Active Balanced Fund shares constituting "control" of Active Balanced Fund. For purposes of this representation, control means the ownership of stock possessing at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock, as described in section 368(a)(2)(H) of the Code by reference to section 304(c) of the Code.

     11. All expenses incurred in connection with the Reorganization will be borne pro rata by Balanced Fund and Active Balanced Fund in proportion to their assets.

     12. There is no intercorporate indebtedness existing between Active Balanced Fund and Balanced Fund that was issued, acquired, or will be settled at a discount.

     13. Balanced Fund meets the requirements of a regulated investment company as referred to in section 368(a)(2)(F) of the Code. In general, a regulated investment company meets the requirements of section 368(a)(2)(F) of the Code if not more than 25 percent of the value of its total assets is invested in the stock and securities of any one issuer and not more than 50 percent of the value of its total assets is invested in the stock and securities of five or fewer issuers. Balanced Fund has elected to be taxed as a regulated investment company under section 851 of the Code and, for all its taxable periods (including the last short taxable period ending on the date of the Reorganization) has qualified for the special tax treatment afforded regulated investment companies under the Code.

     14. Active Balanced Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Class A, Class B, Class C, or Class Z shares of Balanced Fund.

Gardner, Carton & Douglas
July 13, 2000
Page 5


     15. The liabilities of Balanced Fund assumed by Active Balanced Fund in the Reorganization, if any, plus the liabilities to which the transferred assets are subject, if any, were incurred by Balanced Fund in the ordinary course of its business and are associated with the assets to be transferred.

     16. The fair market value and the adjusted basis of Balanced Fund's assets transferred to Active Balanced Fund will equal or exceed the sum of the liabilities, if any, assumed by Active Balanced Fund plus the liabilities, if any, to which the transferred assets are subject.

     17. The amount of cash, if any, retained by Balanced Fund to meet expenses, plus liabilities, if any, of Balanced Fund to be assumed by Active Balanced Fund in the Reorganization, plus the liabilities, if any, to which the transferred assets are subject, will not equal or exceed 20 percent of the fair market value of all property held by Balanced Fund immediately prior to the Reorganization.

     18. Balanced Fund is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     19. In connection with the Reorganization, Balanced Fund has not and will not distribute to its creditors any Class A, Class B, Class C, or Class Z shares of Balanced Fund, any Class A, Class B, Class C, or Class Z shares of Active Balanced Fund to be received, or rights to acquire any Class A, Class B, Class C, or Class Z shares of either Balanced Fund or Active Balanced Fund.

     20. It is anticipated that there will be no amount remaining in the hands of Balanced Fund after the payment of the liabilities of Balanced Fund.

     21. The undersigned is properly authorized to make these representations on behalf of Balanced Fund.

     I hereby certify that the above statements are true and accurate.

                                    PRUDENTIAL BALANCED FUND


                                    By:      /s/ Grace Torres
                                             -----------------------------------

                                    Title:    Treasurer
                                             -----------------------------------

                                                                     EXHIBIT B

                  THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.



                                 July 13, 2000



Gardner, Carton & Douglas
321 North Clark Street
Chicago, Illinois  60610

     Re: Reorganization of Prudential Balanced Fund and The Prudential Investment Portfolios, Inc. (Prudential Active Balanced Fund)
          -------------------------------------------------------------


Ladies and Gentlemen:

     An Agreement and Plan of Reorganization (the "Plan") has been proposed pursuant to which Prudential Balanced Fund ("Balanced Fund") will transfer to Prudential Active Balanced Fund ("Active Balanced Fund"), a series of The Prudential Investment Portfolios, Inc., all or substantially all of the assets of Balanced Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Active Balanced Fund and the assumption by Active Balanced Fund of the liabilities, if any, of Balanced Fund whether or not incurred in the ordinary course of business. Within thirty (30) days of such exchange, the Class A, Class B, Class C, and Class Z shares of Active Balanced Fund so received will be distributed to the respective Balanced Fund Class A, Class B, Class C, and Class Z shareholders in liquidation of Balanced Fund, and Balanced Fund will be dissolved (the "Reorganization"). We have asked you to render an opinion regarding certain federal income tax consequences of the Reorganization. You have advised us that your opinion depends in part on particular facts relating to those parties involved. The purpose of this letter is to set forth relevant facts to facilitate your rendering an opinion. We understand that your opinion will be dependent on the facts presented in this letter as well as on your understanding that the Reorganization will take place substantially as set out in the Plan and as described in the Prospectus/Proxy Statement (the "Proxy Statement") filed by us with the Securities and Exchange Commission. We further understand that any inaccuracy or change in the following prior to the closing may change your opinion on the federal income tax consequences of the Reorganization and that our reliance on your opinion is therefore predicated on the accuracy of the following statements of fact. We undertake to inform you of any change in circumstances which would cause any of the following statements to be inaccurate as of the date of closing. We understand that you have not attempted, and we have not asked you to attempt, to verify any of the following representations through independent investigation.

Gardner, Carton & Douglas
July 13, 2000
Page 2


                          SUMMARY OF THE TRANSACTION
                          --------------------------

     In the Reorganization, Balanced Fund will transfer all or substantially all of its assets and liabilities to Active Balanced Fund in exchange for Class A, Class B, Class C, and Class Z shares of Active Balanced Fund. Balanced Fund will then distribute to its shareholders as a liquidating distribution all of such Class A, Class B, Class C, and Class Z shares of Active Balanced Fund in exchange for and in cancellation of each respective outstanding Class A, Class B, Class C, and Class Z share of Balanced Fund, and Balanced Fund will liquidate pursuant to the Plan.

                               BUSINESS PURPOSE
                               ----------------

     Your opinion is based in part upon your understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Balanced Fund and Active Balanced Fund as is represented below. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                REPRESENTATIONS
                                ---------------

     The undersigned on behalf of Active Balanced Fund hereby certifies as follows:

     1. The primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Balanced Fund and Active Balanced Fund. The funds have similar investment objectives, policies, and class structures, and the combination would result in increased economies of scale.

     2. The fair market value of the Class A, Class B, Class C, and Class Z shares of Active Balanced Fund received by each Balanced Fund shareholder will be approximately equal to the fair market value of the respective Class A, Class B, Class C, and Class Z shares of Balanced Fund surrendered in exchange therefor.

     3. No cash or property, other than Class A, Class B, Class C, and Class Z shares of Active Balanced Fund, will be transferred to Balanced Fund or distributed to Balanced Fund shareholders pursuant to the Reorganization.

     4. Active Balanced Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Balanced Fund immediately prior to the Reorganization, including, but not limited to, the historic business assets described in paragraph 8 below. For purposes of this representation, amounts used by Balanced Fund to pay its Reorganization expenses, amounts paid by Balanced Fund to shareholders who receive cash or other property, and all redemptions and distributions (except for redemptions and distributions occurring in the ordinary course of Balanced Fund's business as an open-end investment company pursuant to section 22(e) of the Investment Company Act of 1940 (the "Act")) made by Balanced Fund immediately preceding the transfer will be included as

Gardner, Carton & Douglas
July 13, 2000
Page 3

assets of Balanced Fund held immediately prior to the Reorganization. There will be no payments to dissenters, as shareholders may redeem their shares at any time.

     5. There is no plan or intention by Active Balanced Fund or any person related to Active Balanced Fund (as defined in section 1.368-1(e)(3) of the Income Tax Regulations/1/ (the "Regulations")) to acquire or redeem any Class A, Class B, Class C, or Class Z shares of Active Balanced Fund issued in the Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Active Balanced Fund's business as an open-end investment company as required by section 22(e) of the Act.

     6. To the best of Active Balanced Fund's knowledge, during the five-year period ending on the date of the Reorganization, neither Balanced Fund nor any person related to Balanced Fund (as defined in section 1.368-1(e)(3) of the Regulations without regard to section 1.368-1(e)(3)(i)(A) of the Regulations/2/) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Balanced Fund with consideration other than Class A, Class B, Class C, or Class Z shares of Active Balanced Fund or Balanced Fund, except for stock redeemed in the ordinary course of Balanced Fund's business as an open-end investment company as required by section 22(e) of the Act, or (ii) made distributions with respect to Balanced Fund stock, except for (a) distributions described in sections 852 and 4982 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) additional distributions (including distributions in liquidation of a shareholder's interest), to the extent such distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Balanced Fund on the effective date of the Reorganization.

     7. Prior to or in the transaction, neither Active Balanced Fund nor any person related to Active Balanced Fund (as defined in section 1.368-1(e)(3) of the Regulations and summarized in the footnote to paragraph 5 above) will have acquired directly or indirectly or through any transaction, agreement, or arrangement with any other person, any Class A, Class B, Class C, or
-----------------
1
 In general, under section 1.368-1(e)(3) of the Regulations, a corporation is related to Active Balanced Fund if (i) it is a member of the same affiliated group as Active Balanced Fund or (ii) (a) at least 50 percent of the voting
                              --
power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Active Balanced Fund and (b) at
                                                                      ---
least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties. In general, an affiliated group is a chain of corporations connected through stock ownership with a common parent corporation where (i) the common parent directly owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the corporations, and (ii) one or more of the corporations (other than the common parent corporation) owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the other corporations.


2
 For purposes of this representation, a corporation is related to Balanced Fund if (a) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Active Balanced Fund and (b) at least 50 percent of the voting power of
                              ---
all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties.
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Gardner, Carton & Douglas
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Class Z shares of Balanced Fund with consideration other than Class A, Class B,
Class C, or Class Z shares of Active Balanced Fund.


     8. Active Balanced Fund may dispose of a portion of the assets acquired in the Reorganization and will reinvest the proceeds consistent with its investment objectives and policies, but will retain at least 33 1/3 percent of Balanced Fund's historic business assets (such retained historic business assets to be other than liquidity positions) and will use such assets in its business. Historic business assets are those assets of Balanced Fund acquired by it in the ordinary course of its business as an investment company and not in contemplation of or as part of the Reorganization. Otherwise, Active Balanced Fund has no plan or intention to sell or otherwise dispose of any of the assets of Balanced Fund acquired in the transaction, except for dispositions made in the ordinary course of Active Balanced Fund's business as an investment company (i.e., dispositions resulting from investment decisions made on the basis of investment considerations arising after and independent of the Reorganization) and will reinvest the proceeds consistent with its investment objectives and policies.

     9. Following the Reorganization, Active Balanced Fund will continue the historic business of Balanced Fund.

     10. All expenses incurred in connection with the Reorganization will be borne pro rata by Balanced Fund and Active Balanced Fund in proportion to their assets.

     11. There is no intercorporate indebtedness existing between Active Balanced Fund and Balanced Fund that was issued, acquired, or will be settled at a discount.

     12. Active Balanced Fund meets the requirements of a regulated investment company as referred to in section 368(a)(2)(F) of the Code. In general, a regulated investment company meets the requirements of section 368(a)(2)(F) of the Code if not more than 25 percent of the value of its total assets is invested in the stock and securities of any one issuer and not more than 50 percent of the value of its total assets is invested in the stock and securities of five or fewer issuers. Active Balanced Fund has elected to be taxed as a regulated investment company under section 851 of the Code and, for all its taxable periods has qualified for the special tax treatment afforded regulated investment companies under the Code. Following the Reorganization, Active Balanced Fund intends to continue to so qualify.

     13. Active Balanced Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Class A, Class B, Class C, or Class Z shares of Balanced Fund.

     14.  The liabilities of Balanced Fund assumed by Active Balanced Fund in the Reorganization, if any, plus the liabilities to which the transferred assets are subject, if any, were incurred by Balanced Fund in the ordinary course of its business and are associated with the assets to be transferred.
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     15.  The fair market value and the adjusted basis of Balanced Fund's assets transferred to Active Balanced Fund will equal or exceed the sum of the liabilities, if any, assumed by Active Balanced Fund plus the liabilities, if any, to which the transferred assets are subject.

     16. The amount of cash, if any, retained by Balanced Fund to meet expenses, plus liabilities, if any, of Balanced Fund to be assumed by Active Balanced Fund in the Reorganization, plus the liabilities, if any, to which the transferred assets are subject, will not equal or exceed 20 percent of the fair market value of all property held by Balanced Fund immediately prior to the Reorganization.

     17. At the time of the Reorganization, Active Balanced Fund will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Active Balanced Fund that, if exercised or converted, would affect the Balanced Fund shareholders' acquisition or retention of control of Active Balanced Fund. For purposes of this representation, control means the ownership of stock possessing at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock, as described in section 368(a)(2)(H) of the Code by reference to section 304(c) of the Code.

     18. The undersigned is properly authorized to make these representations on behalf of Active Balanced Fund.

     I hereby certify that the above statements are true and accurate.

                                THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
                                (ACTIVE BALANCED FUND)


                                By:      /s/ Grace Torres
                                         -----------------------------------

                                Title:    Treasurer
                                         -----------------------------------